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             7.14% SERIES A CUMULATIVE PREFERRED STOCK CERTIFICATE

         This Preferred Security is a Global Certificate and is registered in the name of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in limited circumstances and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number         Number of Shares of Preferred Stock
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                                             CUSIP NO.             908640 20 4
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CERTIFICATE EVIDENCING SHARES OF PREFERRED STOCK

                        OF

UNION TEXAS PETROLEUM HOLDINGS, INC.

7.14% SERIES A CUMULATIVE PREFERRED STOCK

(Par Value $.01 Per Share; Liquidation Preference Equivalent To $100.00 Per
Share)

         UNION TEXAS PETROLEUM HOLDINGS, INC., a corporation formed under the laws of the State of Delaware (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of shares of preferred stock of the Company representing undivided beneficial interests in the assets of the Company designated the 7.14% Series A Cumulative Preferred Stock (par value $.01 per share and liquidation preference equivalent to $100.00 per share) (the "Shares"). The Shares are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation filed with the Secretary of State of Delaware on March 5, 1998 (the "Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Designation. The Company will provide a copy of the Designation and the powers, designations, preferences and relative, participating, optional, or other special rights of each other class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights to a Holder without charge upon written request to the Company at its principal place of business.

         IN WITNESS WHEREOF, the Company has executed this certificate this 6th day of March 1998.

                                        UNION TEXAS PETROLEUM
                                          HOLDINGS, INC.


                                        By:
                                           -----------------------------------
                                           Name:  Larry D. Kalmbach
                                           Title: Vice President and Chief
                                                  Financial Officer

COUNTERSIGNED AND REGISTERED

FIRST CHICAGO TRUST COMPANY OF NEW YORK
TRANSFER AGENT AND REGISTRAR

By:
   -------------------------------------
   Authorized Officer



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                           FORM OF REVERSE OF SECURITY

         Holders of Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative cash dividends at the rate of 7.14 % of the liquidation preference per Share (equivalent to $7.14 per annum per Share). Such dividends shall accrue and be cumulative from the date of original issue and shall be payable quarterly in arrears on the last day of each March, June, September and December, or if such date is not a business day, the succeeding business day (each, a "Dividend Payment Date"). The first dividend on the Shares, if declared, will be paid on March 31, 1998. Any dividend payable on the Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date, which shall be the 15th day of the calender month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date.

         The Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company, rank (i) senior to all classes or series of common stock of the Company, and to all equity securities ranking junior to the Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company, (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company, and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company.

         The Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Shares shall be redeemable as provided in the Designation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Certificate to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

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and irrevocably appoints

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                                                        agent to transfer this
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Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:
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Signature:
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(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee*:
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     *Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.